Exhibit (g)(1)

                       CUSTODIAN AGREEMENT

     AGREEMENT dated as of March 2, 1992 between BANKERS TRUST
COMPANY (the "Custodian") and The GCG Trust (the "Customer").

   1. Employment of Custodian. The Customer hereby employs the Custodian as custodian of all assets of the Customer which are delivered to and accepted by the Custodian or any of its subcustodians (as that term is defined in Section 5) anywhere in the world (the "Property") pursuant to the terms and conditions set forth herein and, if applicable, to mutually acceptable operating instructions (including any amendments and modifications thereto) which upon agreement by the parties herto shall be deemed to be part of and incorporated into this Agreement as it set forth in full herein. Hereinafter, references to "this Agreement," "herein" or words of similar effect shall refer to this Agreement and any mutually acceptable operating instructions then in effect. Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of the Customer ("Securities") and cash from whatever source and in whatever currency ("Cash"). The Custodian shall not be responsible for any property of the Customer held or received by the Customer or others and not delivered to the Custodian or any of its subcustodians.

   2. Custody Account. The Custodian agrees to establish and maintain a custody account in the name of the Customer (the "Account") for any and all Property from time to time received and accepted by the Custodian or any of its subcustodians for the account of the Customer. The Customer acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, notwithstanding that it may be acting on behalf of other persons and warrants its authority to deposit in the Account any Property received therefor by the Custodian or its subcustodian and to give, and authorize others to give, instructions relative thereto. The Customer further agrees that the Custodian shall not be subject to, nor shall its rights and obligations under this Agreement or with respect to the Account be affected by, any agreement between the Customer and any other person.

   The Custodian shall hold, keep safe and protect as custodian in the Account, on behalf of the Customer, all Property. All transactions, including, but not limited to, foreign exchange transactions, involving the Property shall be executed or settled solely in accordance with Instructions (as that term is defined in Section 10), except that until the Custodian receives Instructions to the contrary, the Custodian will:

   (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the Account;

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   (b) present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation and hold the cash received in the Account pursuant to this Agreement;

   (c) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive from and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves);

   (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for the Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for the Custodian to make timely action, sell in the discretion of the Custodian (which sale the Customer hereby authorizes the Custodian to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

   (e) execute in the Customer's name for the Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property; and

   (f) pay for the Account, any and all taxes and levies in the nature of taxes imposed on income on the Property by any governmental authority. In the event there is insufficient Cash available in the Account to pay such taxes and levies, the Custodian shall notify the Customer of the amount of the shortfall and the Customer, at its option, may deposit additional Cash in the Account or take steps to have sufficient Cash available. The Customer agrees, when and if requested by the Custodian and required in connection with the payment of any such taxes to cooperate with the Custodian in furnishing information, executing documents or otherwise.

   The Custodian shall deliver subject to Section 12 below any or all Property in the Account in accordance with Instructions and in connection therewith, the Customer will accept delivery of Securities of the same class and denomination in place of those contained in the Account. Neither the Custodian nor any subcustodian shall have any duty or responsibility to see to the application of any Property withdrawn from the Account upon Instructions.

   Except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with Instructions to settle the purchase of any Securities for the Account unless othere is sufficient Cash in the Account at the time or to settle the sale of any Securities in the Account unless such Securities are in deliverable form. Notwithstanding the foregoing,

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if the
purchase price of such Securities exceeds the amount of Cash in the Account at the time of such purchase, the Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Securities. The amount of any such advance shall be deemed a loan from the Custodian to the Customer payable on demand and bearing interest accruing from the date such loan is made to but not including the date such loan is repaid at a rate per annum customarily charged by the Custodian on similar loans.

   3. Records, Ownership of Property and Statements. The ownership of the Property whether Securities, Cash and/or other property, and whether held by the Custodian or a subcustodian or in a securities depository or clearing agency as hereinafter authorized, shall be clearly recorded on the Custodian's books as belonging to the Account and not for the Custodian's own interest. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for the Account. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer. All such accounts shall be maintained and preserved in accordance with Section 31 of the Investment Company Act of 1940 and Rules 31a-1 and 31a-2 thereunder. The Custodian will supply to the Customer from time to time, as mutually agreed upon, a statement in respect to any Property in the Account held by the Custodian or by a subcustodian. In the absence of the filing in writing with the Custodian by the Customer of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, the Customer shall be deemed to have approved such statement and such statement shall be presumed to be for all purposes correct with respect to all information set forth therein absent manifest error or omissions.

   4. Maintenance of Property Outside of the United States. Securities in the Account may be held in a country or other jurisdiction outside of the United States as may be specified from time to time in Instructions; provided that such country or other jurisdiction shall be one in which the principal trading market for such Securities is located or in which such Securities are to be presented for payment or are acquired for the Account. Cash in the Account shall be credited to an account maintained with a subcustodian in such amounts and in such countries or other jurisdictions as shall be specified from time to time in Instructions. Instructions received by the Custodian pursuant to the provisions hereof to settle purchases and sales of Securities in a jurisdiction specified therein shall be deemed to be Instructions furnished by the Customer to the Custodian under this Section 4 authorizing the holding of such Securities and Cash in such jurisdiction and shall further be deemed to be a representation by the Customer that such jurisdiction has been authorized by the Customer pursuant to Rule 17(f)-5 ("Rule 17(f)-5") under the Investment Company Act of 1940 as a jurisdiction in which the Customers' Securities and Cash may be held; it being understood that the Custodian shall have no liability or responsibility for determining whether such authorization has been proper under such Rule 17(f)-5 or for the consequences of the settlement of transactions pursuant to such Instructions in countries or with subcustodians in countries which have not been approved by the Customer pursuant to such Rule 17(f)-5.

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   5.  Subcustodians and Securities Depositories.  The Custodian may,
subject to the provisions set forth below, employ, directly or indirectly, one or more subcustodians to assist in the performance of its obligations hereunder; provided, however, that the employment of any such subcustodian (other than any such subcustodian which is a securities depository or clearing agency) shall not relieve the Custodian of its responsibilities or liabilities hereunder; provided further, that with respect to a subcustodian which is a securities depository or clearing agency the Custodian shall only be responsible or liable for losses arising from such employment caused by the Custodian's own failure to exercise reasonable care.

   The Customer authorizes and instructs the Custodian to hold the Property in the Account in custody accounts which have been established by the Custodian with one of its branches, a branch of another U.S. bank, a majority owned non U.S. subsidiary of a U.S. bank or bank holding company acting as custodian, a foreign bank or trust company acting as custodian or a securities depository in which the Custodian or subcustodian participates. The employment of any of the foregoing shall be determined by the Custodian in its discretion; provided that in each case in which a United States third party agent is employed, such third party agent complies with the provisions of Rule 17f-2 or Rule 17f-4 under the Investment Company Act of 1940 provided further, that in each case in which a non United States third party agent is employed, (i) such third-party agent is an "eligible foreign custodian" within the meaning or Rule 17f-5 or such third party agent is the subject of an order granted by the United States Securities and Exchange Commission exempting such agent or the subcustody arrangements with respect thereto from all or part of the provisions of Rule 17f-5 and
(ii) such employment and the agreement between the Custodian and such third party agent related thereto (other than the agreement with any such third party agent which is a securities depository in which another third party agent with which the Custodian has an agreement approved by the Customer as hereinafter provided participates) have been approved by the Customer pursuant to Instructions pursuant to Rule 17(f)- 5; it being understood that the Custodian shall have no liability or responsibility for determining whether such approval has been proper under such Rule 17(f)-5.
Hereinafter, the term "subcustodian" will refer to any third-party agent referred to in the first sentence of this paragraph which has satisfied, where applicable, the conditions set forth in the proviso in such sentence. The Custodian agrees to cease the employment of any one or more of such subcustodians upon receipt of Instructions requesting that a particular subcustodian cease to be employed as such due to the fact that such subcustodian no longer meets the requirements of Rule 17f-5. Upon request of the Customer, the Custodian shall deliver to the Customer annually at such time as may be mutually agreeable to the parties hereto a certificate stating: (i) the identify of each non United States subcustodian then acting on behalf of the Custodian;
(ii) the countries in which each such non United States subcustodian is then holding Cash and/or Securities in the Account; and (iii) such other information relating to such non United States subcustodian as may reasonably be requested by the Customer to ensure compliance with Rule 17f-5.

   6. Use of Subcustodian. With respect to Securities in the Account which are maintained by the Custodian in the custody of a subcustodian employed pursuant to Section 5:

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   (a)  The Custodian will identify on its books as belonging to the
        Customer any Securities held by such subcustodian.

   (b) In the event that a subcustodian permits any of the Securities placed in its care to be held in a securities depository or clearing agency, such subcustodian will be required by its agreement with the Custodian to identify on its books such Securities as being held for the account of the Custodian for its customers.

   (c) Any Securities in the Account, except Securities held by a subcustodian on a segregated basis on behalf of the Customer, held by a subcustodian will be subject only to the instructions of the Custodian or its agents unless specifically otherwise authorized by the Custodian on a exception basis; and any Securities held in a securities depository or clearing agency for the account of the Custodian or a subcustodian will be subject only to the instructions of the Custodian or such subcustodian, as the case may be.

   (d) Securities deposited with a subcustodian will be maintained in an account holding only assets for customers of the Custodian.

   (e) Any agreement the Custodian shall enter into with a subcustodian with respect to the holding of Securities shall require that (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such subcustodian except a claim for payment in accordance with such agreement for their safe custody or administration and expenses related thereto, (ii) beneficial ownership of such Securities be freely transferable without the payment of money or value other than for safe custody or administration and expenses related thereto, (iii) adequate records will be maintained identifying the Property held pursuant to such Agreement as belonging to the Customer and (iv) officers of or auditors employed by, or other representatives of or designated by, the Custodian, including the independent public accounts of or designated by, the Customer be given access to the books and records of such subcustodian relating to its actions under its agreement pertaining to any Property held by it thereunder or confirmation of or pertinent information contained in such books and records be furnished to such persons designated by the Custodian.

   7. Holding of Securities, Nominees, etc. Securities in the Account which are held by the Custodian or any subcustodian may be held by such entity in the name of the Customer, in its own name, in the name of its nominee or in bearer form. Securities which are held by a subcustodian or which are eligible for deposit in a securities depository as provided above may be maintained with the depository in an account for the Custodian's or subcustodian's customers. The Custodian or subcustodian, as the case may be, may combine certificates representing

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Securities held in the Account with
certificates of the same issue held by it as fiduciary or as a custodian. In the event that any Securities in the name of the Custodian or its nominee or held by one of its subcustodians and registered in the name of such subcustodian or its nominee called for partial redemption by the issuer of such Security, the Custodian may, subject to the rules or regulations pertaining to allocation of any securities depository in which such Securities have been deposited, allot, or cause to be allotted, the called portion to the respective beneficial holders of such class of security in any manner the Custodian deems to be fair and equitable.

   8. Proxies, etc. With respect to any proxies, notices, reports or other communications relative to any Securities in the Account, the Custodian shall perform such services relative thereto as may be agreed upon between the Custodian and the Customer. Neither the Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in the account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 2) with respect thereto except upon the receipt of Instructions relative thereto.

   9. Settlement Procedures. Settlement and payment for Securities received for the accouint and delivery of Securities maintained for the Account may be effected in accordance with the customary or established securities traded or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer thereof (or an agent for such purchaser of dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer, and in accordance with the standard operating procedures of the Custodian in effect from time to time for that jurisdiction or market.

   10. Instruction. The term "Instructions" means instructions from the Customer in respect of any of the Custodian's duties hereunder which have been received by the Custodian at its address set forth in Section 15 below in writing or by tested telex signed or given by such one or more person or persons as the Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Custodian, or upon receipt of such other form of instructions as the Customer may from time to time authorize in writing and which the Custodian agrees to accept. The Custodian shall have the right to assume in the absence of notice to the contrary from the Customer that any person whose name is on file with the Custodian pursuant to this Section 10 has been authorized by the Customer to give the Instructions in question and that such authorization has not been revokesd.

   11. Standard of Care. The Custodian shall responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Custodian which are not contrary to the provisions of this Agreement. The Custodian will use reasonable care with respect to safekeeping of Securities in the Account and in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall

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be held harmless in acting upon, and may
conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Customer for any losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by the Custodian and arisong out of action taken or omitted in good faith by Customer for any loss which shall occur directly as the result of the failure of a subcustodian (other than any subcustodian which is a securities depositary or clearing agency the actions or ommissions for which the Custodian's liability and responsibility is set forth in the last proviso of the first paragraph of Section 5) to exercise reasonable care with respect to the safekeeping of such Securities. In the event of any loss to the Customer by reason of the failure of the Custodian or its subcustodian to utilize reasonable care, the Custodian shall be liable to the Customer to the extent of the Customer's actual damages at the time such loss was discovered without reference to any special conditions or circumstances. In on event shall the Custodian be liable for any consequential or special damages. The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken of omitted purusant to such advice.

   All collections of funds or other property paid or distributed in respect of Securities in the Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of the Customer. The Custodian shall have no liability for any loss occassioned by delay in the actual receipt of notice by the Custodian or by its subcustodian of any payment, redemption or other transaction regarding Securities in the Account in respect of which the Custodian has agreed to take action as provided in Section 2 hereof. The Custodian shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity, or other acts of God.

   The provisions of this Section shall survive termination of this Agreement.

   12. Fees and Expense. The Customer agrees to pay to the Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Custodian's out-of-pocket or incidental expenses, including (but withou limitation) legal fees. The Customer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in the Account and also agrees to hold the Custodian, its subcustodians, and their respective nominees harmless from any liability as a record holder of Property in the Account. The Custodian is authorized to charge any account of the Customer for such items. The provisions of this Section shall survive the termination of this Agreement.

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   13.  Amendment, Modifications, etc. No provisions of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto.

   14. Termination. This Agreement may be terminated by the Customer or the Custodian by ninety (90) days' notice to the other; provided that notice by the Customer shall specify the names of the persons to whom the Custodian shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid. If notice of termination is given by the Custodian, the Customer shall, within ninety (90) days following the giving of such notice, deliver to the Custodian a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid. In either case, the Custodian will deliver such Securities and Cash to the persons so specified, after deducting therefrom any amounts which the Custodian determines to be owed to it under Section 12. In addition, the Custodian may in its discretion withhold from such delivery such Cash and Securities as may be necessary to settle transactions pending at the time of such delivery. If within ninety (90) days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Customer a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in the Account and to whom the Cash in the Account shall be paid, the Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Custodian.

   15. Notices. Except as otherwise provided in this Agreement, all request, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by telex, telegram or cable, addressed, if to the Customer, to its address set forth on the signature page hereof and, if to the Custodian, to: c/o BTNY Services, Inc., 34 Exchange Place, Jersey City, New Jersey 07032,
Attention: Global Securities Services, (Telex No. 420066 Area 19),
Answerback: BANTRUS, or in with case to such other address as shall have been furnished to the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

   16. Security for Payment. To secure payment of all fees and expenses payable to Custodian hereunder, including, but not limited to amounts payable pursuant to indemnification provisions and to the last paragraph of Section 2, the Customer hereby grants to Custodian a continuing security interest in and right of setoff against the Account and all Property held therein from time to time in the full amount of such obligations; provided that, if the Account consists of more than one portfolio and the obligations secured pursuant to this Section 16 can be allocated to a specific portfolio, such security interest and right of setoff will be limited to Property held for the account of such portfolio only. Should the Customer fail to pay promptly any amounts owed hereunder, Custodian shall be entitled to use available Cash in the Account or applicable portion thereof held for a specific portfolio, as the case may be, and to dispose of Securities in the Account of such applicable portion thereof as is necessary. In the event Securities in the Account or such applicable portion thereof are insufficient to discharge such obligations, the Customer hereby grants Custodian a continuing security interest in and right of

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setoff against the
balance from time to time in any non-custodian account of the Customer (the "Pledged Balances"), and Custodian may, at any time from time to time as Custodian's sole option and without notice, appropriate and apply toward the payment of such obligations, the Pledged Balances. If at any time Property in the Account or such applicable porition thereof and the Pledged Balances are insufficient to fully collateralize such obligations, Customer shall provide to Custodian additional collateral in form and amount satisfactory to Custodian and shall grant to Custodian a continuing security interest in and right of setoff against such collateral. In any such case and without limiting the foregoing, Custodian shall be entitled to take such other action(s) or exercise such other options, powers and rights as Custodian now or hereafter has as a secured creditor under the New York Uniform Commercial Code or any other applicable law.

   17. Governing Law and Successors and Assigns. This Agreement shall be governed by the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Custodian.

   18. Publicity. Customer shall furnish to Custodian at its office referred to in Section 15 above, prior to any distribution thereof, copies of any material prepared for distribution to any persons who are not parties hereto that refer in any way to Custodian. Customer shall not distribute or permit the distribution of such materials if Custodian reasonably objects in writing within ten (10) business days of receipt thereof (or such other time as may be mutually agreed) after receipt thereof. The provisions of this Section shall survive the termination of this Agreement.

   19. Submission to Jurisdiction. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and the Customer irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum.

   20. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

                                  By: /s/
                                      ----------------------------------
                            Title(s): CFO
                                      ----------------------------------
                  Address for record: 909 Third Ave (19th Fl)
                                      ----------------------------------
                                      New York NY 10022
                                      ----------------------------------

                    BANKERS TRUST COMPANY

                                  By: /s/Frank Parelli
                                      ----------------------------------
                               Title: Vice President
                                      ----------------------------------
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GCG TRUST AND EQUI-SELECT TRUST FEE SCHEDULE
DOMESTIC CUSTODY
HOLDINGS                 PRICE

Maintenance              $80.00 per account
Dep. Bonds/Stock         1.50
Vault Bonds/Stock        3.00
Cedel Asset Value        .0333
Euro CD Asset Value      .0033

TRANSACTIONS             PRICE
FBE Automated            10.00
FBE Manual               13.00
PTC Automated            16.00
PTC Manuel               25.00
DTC Automated            7.00
DTC Manual               11.00
DTC ID                   5.00
Physical-Auto            18.00
Physical-Manual          23.00
Physical Govt. Auto      23.00
Physical Govt. Manual    30.00
Euro/CD Cedel            50.00
P&I Payments             8.00
Reorganization           38.00
Private Paydown          10.00
Private Placement Income 10.00
Money Movements In/Out   8.00
Polaris-Maintenance      25.00 per portfolio

GLOBAL CUSTODY
I    MONTHLY MAINTENANCE $350.00 per account
II.  ASSET AND TRANSACTION FEES

                         ANNUAL     TRANSACTION
                         ASSET CHARGES  CHARGES

UNITED STATES (Global Portfolio)    .5BP     (Same as
Domestic)

TIER I                              2.5 BP   $25

     Cedel     Euroclear

TIER II                             3BP $25

     Australia United Kingdom
     Japan     Switzerland
     Italy

TIER III                            5BP $25

     Austria   Belgium
     Denmark   France
     Hong Kong Ireland
     Mexico    Netherlands
     New Zealand         Norway
     Sweden

TIER IV                             8 BP     $25

     Malaysia  Philippines
     Singapore Thailand

EMERGING MARKETS
     MARKETS             ANNUAL     TRANSACTION
                         ASSET CHARGES  CHARGES
     Argentina           35BP       $100
     Bangladesh                     40BP     $150
     Brazil              35BP       $50
     Chile               30BP       $80
     Columbia            35BP       $100
     Czech               20BP       $70
     Egypt               45BP       $80
     Finland             10BP       $75
     Ghana               50BP       $150
     Greece              35BP       $120
     Hungary             45BP       $150
     Israel              40BP       $50
     India               60BP       40BP
     Jordan              30BP       $100
     Kenya               50BP       $150
     Morocco             30BP       $130
     Peru                50BP       $100
     Pakistan            30BP       $150
     Portugal            5BP        $75
     Slovakia            25BP       $100
     Poland              45BP       $100
     Russia              50BP       $300
     South Africa                   3BP $50
     South Korea                    15BP     $50
     Sri Lanka           12 BP      $60
     Tunisia             45BP       $50
     Turkey              15BP       $50
     Venezuela           35BP       $100
     Zimbabwe            50BP       $150

WIRES                               PRICE

     US                  $15.00
     Non-US              $25.00
REIMBUSEMENTS (i.e., couriers, tapes, legal fees) At Cost
NOTES
  o The standard Global Custody service includes: asset safekeeping, trade settlement, income collection, corporate action processing (including proxy voting) and tax reclaims.

  o All income receipts and tax reclaim refunds are credited to client accounts net of agents' collection fees
  (where applicable)

  o The client will be responsible for all out of pocket expense associated with security execution and registration in Russia. Additionally, due to the uncertainty of transaction settlement efficiencies in the market, contractual settlement of trades and posting of income will not be offered.

  o Third party FX transactions and other cash movements with no associated security transaction (e.g. free payments/receipts) are charged at $15 per U.S. wire and $25 per non U.S. wire. No fee is levied for FX transactions executed with Bankers Trust.

  o The above fees are inclusive of the provision and installation of Bankers Trust proprietary software (Polaris, Globe*View) software but the client is responsible for the provision of a suitable PC, printer and modem, together with all associated telecommunication charges.

  o  USD Balances will earn Fed Funds - 25 basis point
  (Global and Domestic Portfolios) and Overdrafts will be assessed at Prime + 1 basis point.


GCG TRUST AND EQUI-SELECT TRUST         BANKERS TRUST COMPANY

/s/                                    /s/
------------------------------         ----------------------------------
Signature                               Signature

Secretary                              Thadeus Dudinowski, VP
------------------------------         ----------------------------------
Name                                    Name

4/9/98                                 3/27/98
------------------------------         ----------------------------------
Date Date

                    ADDENDUM TO CUSTODIAN AGREEMENT

The Custodian Agreement ("Agreement") between The GCG Trust (the"Trust"), a Massachusetts business trust having its principal place of business at 1001 Jefferson Street, 4th Floor, Suite 400, Wilmington, DE 19803, and Bankers
Trust Company
(the "Custodian"), a New York banking corporation having its principal place of business at One Bankers Trust Plaza, New York, New York 10006, dated March 2, 1992, and amended by Addenda among the Trust, Directed Services, Inc., and the Custodian dated October 1, 1993, November 7, 1994 and December 29, 1995, is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, entered into by the Trust, Directed Services, Inc., and Bankers Trust Company, which is made this 19th day of August, 1997.

WITNESSETH:

WHEREAS, the Trust is authorized to issue separate Series, each of which will offer a separate class of shares of beneficial interest, each Series having its own investment objective or objectives, policies, or limitations; and

WHEREAS, the Trust currently offers shares in multiple Series, may offer shares of additional Series in the future, and intends to offer shares of additional Series in the future; and

WHEREAS, pursuant to a Management Agreement, effective as of August 13, 1996, the Trust has retained Directed Services, Inc. (the "Manager") to render advise advisory, management, administrative, and other services necessary for the ordinary operation of many of the Trust's Series; and

WHEREAS, the Trust has appointed Bankers Trust Company to serve as Custodian for one or more Series of the Trust under the terms and conditions set forth in the Custodian Agreement dated March 2, 1992; and

WHEREAS, the Trust, the Manager, and the Custodian have agreed to amend the Custodian Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

In addition to its responsibilities as specified in the Agreement, the Trust t hereby constitutes and appoints Bankers Trust Company as Custodian with respect to the Mid-Cap Growth Series, Total Return Series, Research Series, Growth & Income Series, Value + Growth Series, Global Fixed Income Series, Growth Opportunities Series, and Developing World Series which, together with all other Series previously established by the Trust, shall be Series under the Agreement as provided in Paragraph 1 of the Agreement and Appendix A thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date indicated above.

                                      THE GCG TRUST


___________________________        By:__________________________
Attest

___________________________           __________________________
Title                                 Title



                                     DIRECTED SERVICES, INC.



___________________________        By:__________________________
Attest

___________________________           __________________________
Title                                 Title



                                      BANKERS TRUST COMPANY


                                        .
___________________________        By:__________________________
Attest

___________________________           __________________________
Title                                 Title